UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Darden Restaurants, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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September 2, 2014 DEFA14A Materials

In order to address potential questions by employees, the following talking points were made available to senior management of Darden Restaurants, Inc.

Rescheduling the Annual Meeting of Shareholders

•	On Thursday, August 28, we announced that the annual meeting of shareholders will be rescheduled for October 10, 2014. It was originally scheduled for September 30.
•	At this year’s annual meeting, there are complex issues that shareholders will need to consider.
•	Rescheduling the meeting ensures that shareholders have adequate time to review the materials that they will be receiving in connection with the annual meeting.
•	These materials will be distributed to shareholders as soon as possible.

Filing of Clarence’s Separation Agreement

•	The Darden Board of Directors approved an agreement in connection with Clarence’s previously announced departure from the Company.
•	The agreement was filed with the SEC on Thursday, August 28.
•
The terms of the agreement are in line with industry standards and the Company’s prior practices regarding departing executives and were developed in consultation with an independent compensation firm as well as with input from the Center for Executive Compensation.

•	The agreement will take effect upon Clarence’s departure from the Company.
•	Clarence will remain CEO until the earlier of the appointment of his successor or the end of the year.

CEO Search

•	The Board is committed to finding the best person to succeed Clarence as CEO and is conducting a thorough search process.
•	On August 15, we announced that the Board has retained a leading executive search firm, Russell Reynolds, to assist in this process.
•	Both internal and external candidates are being considered.
•	We do not have a specific timeline to share, but the Board will take whatever time it needs to ensure that we select the best candidate.
•	We are pleased to have a strong leadership team in place. They and the Board are confident in Darden and in our strategic direction.

New Board Slate

•	Today, the Board announced a new slate of director nominees to be voted on by shareholders at the annual meeting.
•	Our current Board has served the Company well. Under their direction, Darden has experienced significant growth and created significant value for shareholders.
•	Still, the Board believes the Company would benefit from new directors who can provide fresh thinking around the strategies we are pursuing.
•	This revised slate provides a leadership structure that is consistent with this approach and what the Board believes is in the best interests of the Company.
•	The Board is appreciative of the service that our outgoing directors have provided to Darden.
•	The Board believes that the new slate is comprised of individuals who have a broad base of skills and expertise needed to best support the Company going forward.
•	This includes experience and expertise relevant to the needs of the business and the Company’s strategies, not just its industry.
•	It includes 4 new directors, 4 incumbent directors and 4 nominees proposed by Starboard.
•	This structure enables us to maintain the benefits of continuity of experience and knowledge while enabling fresh perspectives.
•	In addition, it provides Starboard with a voice on the Board, yet avoids the potential risks associated with the full Board turnover that Starboard is seeking.

Quarterly Earnings Pre-Release

•
Today we also issued a news release previewing Darden’s performance for the first quarter of our fiscal year.  Our final release for the quarter will be announced later this month and will be followed with a conference call for analysts and investors, as usual.

•
We are pleased that the earnings for the quarter are better than previous expectations. Based on sales, traffic improvement and feedback from our guests, our performance indicates real progress on the Olive Garden Brand Renaissance and other brand initiatives we have underway.

•	To-Go sales at Olive Garden have significantly increased since the new on-line platform was put in place and performance at the handful of newly remodeled restaurants is showing great promise.
•	This performance is a testament to you. By staying focused on the business and our priorities, I’m confident we can build on this success.

The following communication was provided to investors of Darden Restaurants, Inc.:

            I wanted to be sure you saw Darden’s major announcement this morning.  Our Board has revised the slate of nominees for the upcoming Annual Meeting.  Our slate now includes four highly qualified independent directors who are new to the Darden Board, four nominees who are currently on the Darden board and four seats to be filed by candidates proposed by Starboard.   Our Board designed this slate to provide the benefits of both fresh perspectives and of continuity.  Our slate also allows a meaningful voice for Starboard but avoids the risks that come from full board turnover or from giving Starboard control.

            As always, we are committed to continuing our ongoing and constructive dialogue with you and our other shareholders and would appreciate the opportunity to discuss with you your views on today’s announced changes and the future of the company.

            I have attached a copy of the press release describing the new slate and introducing our new nominees, as well as a press release updating the market on our first quarter performance.

The following communication was provided to analysts covering Darden Restaurants, Inc.:

            I wanted to be sure you saw Darden’s major announcement this morning.  Our Board has revised the slate of nominees for the upcoming Annual Meeting.  Our slate now includes four highly qualified independent directors who are new to the Darden Board, four nominees who are currently on the Darden board and four seats to be filed by candidates proposed by Starboard.   Our Board designed this slate to provide the benefits of both fresh perspectives and of continuity.  Our slate also allows a meaningful voice for Starboard but avoids the risks that come from full board turnover or from giving Starboard control.

            As always, we are committed to continuing our ongoing and constructive dialogue with the investment community, including with respect to today’s announced changes and the future of the company.

            I have attached a copy of the press release describing the new slate and introducing our new nominees, as well as a press release updating the market on our first quarter performance.

The following legend was included in each of the above at the time of first use:

Important Additional Information

Darden Restaurants, Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).  Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s preliminary proxy statement, filed with the SEC on July 31, 2014, as amended, and the Company revocation solicitation statement, filed with the SEC on April 1, 2014.  Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013.  These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting.  WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.